SUZHOU JINKAI TEXTILE CO., LTD

and

 SUZHOU HANGYU TEXTILE CO., LTD

COMBINED FINANCIAL STATEMENTS

December 31, 2009 and 2008

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Owners of

Suzhou Jinkai Textile Co., Ltd and

Suzhou Hangyu Textile Co., Ltd

We have audited the accompanying combined balance sheets of Suzhou Jinkai Textile Co., Ltd and Suzhou Hangyu Textile Co., Ltd (the “Companies”) as of December 31, 2009 and 2008 and the related combined statements of income and comprehensive income, changes in owners’ equity, and cash flows for each of the years in the two-year period ended December 31, 2009.  The Companies’ management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Companies are not required to have, nor were we engaged to perform, an audit of their internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Companies’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Companies as of December 31, 2009 and 2008, and the results of their operations and their cash flows for each of the two years in the two-year period ended December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Companies will continue as a going concern. As described in Note1, the Companies have negative working capital, which raises substantial doubts about its ability to continue as a going concern. Management's plan in regard to this matter is also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/Bernstein & Pinchuk LLP

New York, NY

November 22, 2010

F-1

SUZHOU JINKAI TEXTILE CO., LTD and SUZHOU HANGYU TEXTILE CO., LTD

Combined Balance Sheets

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	December 31,
	2009	2008
ASSETS
Current Assets:
Cash and cash equivalents	$3,303,848	$428,539
Restricted cash	3,059,078	2,908,236
Notes receivable	2,600,480	151,112
Accounts receivable	6,404,518	6,652,835
Advance to suppliers	1,084,251	376,698
Inventories	4,532,761	5,374,327
Prepaid expenses	26,327	26,261
Loans to third parties	65,163	1,626,019
	,
Total current assets	21,076,426	17,544,027

Property plant and equipment, net	14,996,723	14,346,908
Land use rights and land development, net	4,054,796	2,656,994

Total Assets	$40,127,945	$34,547,929

LIABILITIES AND OWNERS’ EQUITY

Current liabilities:
Short-term bank loans	$12,322,296	$6,988,416
Notes payable	9,822,734	10,557,560
Accounts payable	589,376	1,470,103
Advances from customers	552,932	613,618
Income tax payable	483,227	185,597
Other payables	925,366	1,468,769
Capital lease payable-current portion	313,727	-

Total current liabilities	25,009,658	21,284,063

Capital lease payable-long-term portion	485,540	-
Total Liabilities	25,495,198	21,284,063
Commitments and contingencies	-	-

Owners’ Equity:
Paid-in capital	10,880,070	10,880,070
Statutory reserve	685,367	203,861
Retained earnings	1,613,820	760,141
Accumulated other comprehensive income	1,453,490	1,419,794
Total Owners’ Equity	14,632,747	13,263,866

Total Liabilities and Owners’ Equity	$40,127,945	$34,547,929

See notes to the combined financial statements

F-2

SUZHOU JINKAI TEXTILE CO., LTD and SUZHOU HANGYU TEXTILE CO., LTD

Combined Statements of Income and Comprehensive Income

	For the Years ended December 31,
	2009	2008

Sales	$49,504,001	$50,269,930
Cost of sales	41,381,581	45,768,218

Gross margin	8,122,420	4,501,712

General and administrative expenses	1,270,430	1,049,603
Selling expenses	388,538	465,737
Total operating expense	1,658,968	1,515,340

Income from operations	6,463,452	2,986,372

Other income/(expense)
Subsidy income	590,699	136,192
Interest income	201,635	107,391
Interest expense	(1,039,004)	(1,094,930)
Other income	119,319	107,160
	(127,351)	(744,187)
Income before income tax expense	6,336,101	2,242,185

Income taxes expense	1,531,547	595,491

Net income	$4,804,554	$1,646,694

Other comprehensive income
Foreign Currency Translation Adjustment	33,696	710,412

Comprehensive income	$4,838,250	$2,357,106

See notes to the combined financial statements

F-3

SUZHOU JINKAI TEXTILE CO., LTD and SUZHOU HANGYU TEXTILE CO., LTD

Combined Statements of Changes in Owners’ Equity

		Paid-in capital	Statutory reserve	Retained earnings	Accumulated	Total owner’s Equity
					other comprehensive income
	$
Balance as of December 31,2007		9,420,301	$35,117	$283,347	$709,382	$10,448,147
Capital contribution to Jinkai		1,459,769	-	-	-	1,459,769
Net income		-	-	1,646,694	-	1,646,694
Transfer to statutory reserve		-	168,744	(168,744)	-	-
Foreign currency translation adjustment		-	-	-	710,412	710,412
Dividend paid		-	-	(1,001,156)	-	(1,001,156)

Balance as of December 31, 2008		10,880,070	203,861	760,141	1,419,794	13,263,866

Net income		-	-	4,804,554	-	4,804,554
Transfer to statutory reserve		-	481,506	(481,506)	-	-
Foreign currency translation adjustment		-	-	-	33,696	33,696
Dividend paid		-	-	(3,469,369)	-	(3,469,369)

Balance as of December 31, 2009		$10,880,070	$685,367	$1,613,820	$1,453,490	$14,632,747

See notes to the combined financial statements

F-4

SUZHOU JINKAI TEXTILE CO., LTD and SUZHOU HANGYU TEXTILE CO., LTD

Combined Statements of Cash Flows

	For the Years Ended December 31,
	2009	2008
Cash flows from operating activities:
Net income	$4,804,554	$1,646,694
Adjustments to reconcile net income to net cash provided by operation activities
Depreciation	1,381,215	1,066,976
Amortization of land use rights and land development	65,795	45,073
Loss on disposal of plant and equipment	20,367	-
Changes in operating assets and liabilities:
Change in restricted cash	(143,535)	1,004,901
Notes receivable	(2,447,675)	(148,767)
Accounts receivable	264,716	(2,820,076)
Advance to suppliers	(706,237)	274,438
Inventories	854,468	(448,616)
Prepaid expenses	-	(25,854)
Loans to third parties	1,564,057	(270,528)
Notes payable	(760,667)	2,673,508
Accounts payable	(883,906)	(1,056,044)
Advance from customers	(62,178)	(239,135)
Income tax payable	297,009	77,674
Other payables	(546,761)	(1,042,784)
Net cash provided by operating activities	3,701,222	737,460

Cash flows from investing activities:
Purchases of property plant and equipment	(1,078,422)	(2,560,578)
Payment for land use rights and land development	(1,456,242)	(1,933,186)
Proceeds from disposal of equipments	186,961	-
Net cash used in investing activities	(2,347,703)	(4,493,764)

Cash flows from financing activities:
Proceeds from capital contribution	-	1,459,769
Repayments of capital lease obligations	(325,098)	-
Proceeds from bank loans	14,748,103	13,041,761
Repayments of bank loans	(9,434,459)	(13,171,029)
Proceeds from owners’ repayment of loan	-	2,594,715
Dividend paid to owners	(3,469,369)	(1,001,156)
Net cash provided by financing activities	1,519,177	2,924,060
Effect of foreign currency fluctuation on cash and cash equivalents	2,613	44,658
Net increase/(decrease) in cash and cash equivalents	2,875,309	(787,586)
Cash and cash equivalents- beginning of year	428,539	1,216,125

Cash and cash equivalents-end of year	$3,303,848	$428,539

 Supplementary cash flow information:

Cash paid for interest expense	$1,039,004	$1,094,930
Cash paid for income tax	$1,234,537	$517,818

 See notes to the combined financial statements

F-5

SUZHOU JINKAI TEXTILE CO., LTD and SUZHOU HANGYU TEXTILE CO., LTD

Notes to the Combined Financial Statements

DECEMBER 31, 2009 and 2008

Note 1 - Organization and Description of Business

Suzhou Jinkai Textile Co., Ltd (the “Jinkai”) and Suzhou Hangyu Textile Co., Ltd (the “Hangyu”) are collectively referred to as the “Companies”.

Jinkai was organized under the laws of People’s Republic of China (the “PRC”) on April 17, 2001 with registered capital of $7,140,958, which was 90% owned by Mr. Chen Jinle, the Companies’ chairman, and 10% owned by Mr. Chen Chenxu, Mr. Chen Jinle’s nephew. In 2008, the owners injected further capital of $1,459,769 (RMB10,000,000) in Jinkai. Taicang Jinkai Differentiated Fibers Research and Development Co., Ltd (“Taicang Jinkai”) was established on April 25, 2008 with registered capital of $146,088, which was the wholly owned subsidiary of Jinkai.

Hangyu was organized under the laws of People’s Republic of China (the “PRC”) on January 11, 2006 with registered capital of $2,279,343, which was 90% owned by Mr. Chen Jinle, and 10% owned by Mr. Chen Chenxu. The Companies are engaged in the manufacturing and sales of terylene partially oriented filament and terylene draw textured yarn.

On November 20, 2010, Jinkai entered into a series of agreements with its owners and Taicang Kehui Consultants Service Limited (“Kehui”), providing Kehui the ability to control Jinkai, including its financial interest (see Note 23). Thus, Jinkai qualifies as a Variable Interest Entity (the “VIE”). Therefore subsequent financial statements of Kehui will present Jinkai on a consolidated basis in accordance with ASC 810-10.

Basis of presentation – going concern

These combined financial statements of Suzhou Jinkai Textile Co., Ltd (the “Jinkai”) and Suzhou Hangyu Textile Co., Ltd (the “Hangyu”) have been prepared on a going-concern basis which assumes that the Companies will be able to realize assets and discharge liabilities in the normal course of business for the foreseeable future.

For the years ended December 31, 2009 and 2008, the Companies have negative working capital, which raises substantial doubt about the Company's ability to continue as a going concern.  The ability of the Companies to meet its commitments as they become payable is dependent on the ability of the Companies to obtain necessary financing or achieve a consistently profitable level of operations.  The management plans to raise necessary working capital by obtaining new loans from banks, and the owners of the Companies would provide any capital gap. There are no assurances that the Companies will be successful in achieving these goals.

These financial statements do not give effect to adjustments to the amounts and classifications to assets and liabilities that would be necessary should the Companies be unable to continue as a going concern.

Note 2 - Summary of Significant Accounting Policies

Basis of presentation

The accompanying combined financial statements have been presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The accompanying combined balance sheets as of December 31, 2009 and 2008 and the related combined statements of income and comprehensive income, changes in owners’ equity and cash flows for the years then ended include those of Jinkai, Taicang Jinkai and Hangyu.

.

Combined financial statements of companies under common control

According to ASC 810-10, the financial statements of the Companies are combined because of common control. Jinkai and Hangyu are owned by the same owners Mr. Chen Jinle (owns both Jinkai and Hangyu by 90%) and Mr. Chen Chengxu (owns both Jinkai and Hangyu by 10%). And the Companies are both engaged in the business of the manufacturing and sales of terylene partially oriented filament and terylene draw textured yarn. All significant intercompany transactions and balances are eliminated on combination.

Use of Estimates

The preparation of combined financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant items subject to such estimates and assumptions include allowance for doubtful accounts, the useful lives of fixed assets, amortization of land use right and the assessment of impairment of long-lived assets. The current economic environment has increased the degree of uncertainty inherent in those estimates and assumptions.

Cash and cash equivalents

The Companies considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Accounts receivable

Accounts receivable mainly represent amounts earned and are collectible from customers.  Accounts receivable are stated at the amount the Companies expect to collect.  The Companies maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make the required payments and uses the specific identification method to record such allowances.  Management of the Companies considers the following factors when determining the collectability of accounts receivable:  a customer's credit-worthiness, past collection history, and changes in a customer's payment terms. Allowance for doubtful accounts is made based on any specifically identified accounts receivable that may become uncollectible.

Inventories

Inventory is stated at the lower of weighted average cost, which takes into account historical prices on a continuing basis, or market. Cost is determined by the weighted average method. Provision for diminution in value on inventories is made using specific identification method.

Property plant and equipment

Property plant and equipment are stated at cost less accumulated depreciation. Depreciation on property and equipment is provided using the straight-line method over the estimated useful lives of the assets.  An estimated residual value of 3% or 5% of cost was made for each items for both financial and income tax reporting purposes. The estimated useful lives are as follows:

Building and plant	20 years
Machinery and equipment	5-10 years
Office equipment	5-10 years
Motor vehicles	5 years

Capital Lease

Leases are classified as capital leases whenever the terms of the lease transfer substantially all the risks and rewards of ownership to the lessee. All other leases are classified as operation leases.

Assets held under capital leases are recognized as assets of the Companies at the present value of the minimum lease payments, each determined at the inception of the lease.  The corresponding liability to the lessor is included in the balance sheet as obligations under capital lease.  Lease payments are apportioned between finance charges and reduction of the lease obligation so as to achieve a constant rate of interest on the remaining balance of the liability. The constant rate of interest is according to the benchmark loan rate of the People’s Bank of China. Finance charges are charged directly against income.

Revenue recognition

Revenue from product sales is recognized when title has been transferred, which is generally at the time of customer’s receipt of product, the risks and rewards of ownership have been transferred to the customer, the price is fixed and determinable, and the collection of the related receivable is probable. The Companies report revenue net of value added taxes if applicable.

Advertising costs

Advertising costs are expensed as incurred. Advertising costs for the years ended December 31, 2009 and 2008 were $19,839 and $25,064, respectively.

Impairment of long-lived assets

 In accordance with Impairment or Disposal of Long-Lived Assets Subsections of FASB ASC Subtopic 360-10, Property, Plant, and Equipment - Overall, long-lived assets, such as property, plant and equipment, and purchased intangible asset subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require a long-lived asset or asset group be tested for possible impairment, the Companies first compare undiscounted cash flows expected to be generated by that asset or asset group to its carrying value. If the carrying value of the long-lived asset or asset group is not recoverable on an undiscounted cash flow basis, impairment is recognized to the extent that the carrying value exceeds its fair value. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary. No impairment of long-lived assets was recognized for the years ended December 31, 2009 and 2008.

Income taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the consolidated statements of income in the period that includes the enactment date. A valuation allowance is provided to reduce the amount of deferred tax assets if it is considered more likely than not that some portion or all of the deferred tax assets will not be realized.

ASC 740-10-25 clarifies the accounting for uncertain tax positions and requires that an entity recognize in the consolidated financial statements the impact of a tax position, if that position is more likely than not of being sustained upon examination, based on the technical merits of the position. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Companies have elected to classify interest and penalties related to unrecognized tax benefits, if and when required, as a component of income tax expense in the consolidated statements of income.

Foreign currency translation

 The financial position and results of operations of the Companies are measured using the Renminbi as the functional currency, while the Companies’ reporting currency is the US dollar. Assets and liabilities of the subsidiaries are translated at the prevailing exchange rate in effect at each period end. Income statement accounts are translated at the average rate of exchange during the period. Translation adjustments are included in the accumulated other comprehensive income in the combined statements of income and comprehensive income.

Transactions denominated in foreign currencies are remeasured into the functional currency at the exchange rates prevailing on the transaction dates.  Foreign currency denominated financial assets and liabilities are remeasured at the balance sheet date exchange rates.  Exchange gains and losses are included in the combined statements of income and comprehensive income.

Fair value measurements

The Companies apply the provisions of ASC Subtopic 820-10, Fair Value Measurements, for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements.  ASC Subtopic 820-10 also establishes a framework for measuring fair value and expands disclosures about fair value measurements.

ASC Subtopic 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Companies consider the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

ASC Subtopic 820-10 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC Subtopic 820-10 establishes three levels of inputs that may be used to measure fair value.  The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

•

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Companies have the ability to access at the measurement date.

•	Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

•

Level 3 inputs are unobservable inputs for the asset or liability.

The level in the fair value hierarchy within which a fair value measurement in its entirety falls is based on the lowest level input that is significant to the fair value measurement in its entirety.

The Companies did not have any nonfinancial assets and liabilities that are measured at fair value on a recurring basis as of December 31, 2009 and 2008.

Recently issued accounting pronouncements

In January 2010, the FASB issued the following ASC Updates:

ASU No. 2010-06—Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements. This Update amends ASC 820 subtopic 10 that requires new disclosures about transfers in and out of Levels 1 and 2 and activity in Level 3 fair value measurements. This Update also amends ASC 820 subtopic 10 to clarify certain existing disclosures. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements, which are effective for fiscal years beginning after December 15, 2010.

In February 2010, the FASB issued Accounting Standards Update (ASU) 2010-09 to amend ASC 855, Subsequent Events, whose effective date is for interim or annual reporting periods ending after June 15, 2010. As a result, ASU No. 2010-09 excludes SEC reporting entities from the requirement to disclose the date on which subsequent events have been evaluated; In addition, it modifies the requirement to disclose the date on which subsequent events have been evaluated in reissued financial statements to apply only to such statements that have been restated to correct an error or to apply U.S. GAAP retrospectively.

In May 2010, the FASB issued ASU 2010-19, Foreign Currency (Topic 830): Foreign Currency Issues: Multiple Foreign Currency Exchange Rates. The amendments in this Update are effective as of the announcement date of March 18, 2010. The Company does not expect the provisions of ASU 2010-19 to have a material effect on the financial position, results of operations or cash flows of the Company.

The Companies expects that the adoption of the above updates issued in the year 2010 will not have any significant impact on its financial position and results of operations.

NOTE 3 – Restricted cash

The Companies are required to make a restricted security deposit between 30% and 100% of the face amount of the notes accepted by the bank for the Companies until the notes are settled. Cash restricted for this purpose amounted to $3,059,078 and $2,908,236, as of December 31, 2009 and 2008, respectively. (See Note 12)

NOTE 4 – Notes receivable

Notes receivables of $2,600,480 as of December 31, 2009 and $151,112 as of December 31, 2008 represents bank acceptance notes the Company received from customers for sales of products. The notes have maturity durations of 6 months, and are accepted by banks.

NOTE 5 – Accounts receivable

Accounts receivable at December 31, 2009 and 2008 consisted of the following:

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	December 31,
	2009	2008

Accounts receivable	$6,404,518	$6,652,835

No allowance for doubtful accounts was recorded during the years ended December 31, 2009 and 2008 as management believes no accounts are uncollectible as of December 31, 2009 and 2008. All balances have been collected subsequent to the balance sheet date.

NOTE 6 – Advance to suppliers

In order to secure stock supplies of raw materials, the Company made advance payments to certain suppliers. As of December 31, 2009 and 2008, the advance payments to suppliers amounted to $1,084,251 and 376,698, respectively.

NOTE 7 –Inventory

Inventories at December 31, 2009 and 2008 consisted of the following:

	December 31,
	2009	2008

Raw materials	$2,896,670	$3,096,519
Work in progress	747,881	504,818
Finished goods	888,210	1,772,990

	$4,532,761	$5,374,327

No provision for inventory obsolescence was recorded during the years ended December 31, 2009 and 2008.

NOTE 8 –Loans to third parties

Loans to third parties of $65,163 as of December 31, 2009 and $1,626,019 as of December 31, 2008 were non-interest bearing loans, representing loan receivable due on the Companies’ demand.

NOTE 9 –Property plant and equipment

Property, plant and equipment as of December 31, 2009 and 2008 consisted of the following:

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	December 31,
	2009	2008

Buildings and plants	$3,417,012	$2,053,536
Machinery and equipment	13,427,030	12,164,055
Office equipment and furniture	392,208	244,869
Motor vehicles	354,580	429,727
Construction in progress	1,054,631	1,815,607
	18,645,461	16,707,794
Less: Accumulated depreciation	(3,648,738)	(2,360,886)

	$14,996,723	$14,346,908

The depreciation expenses were $1,381,215 and $1,066,976 for the years ended December, 2009 and 2008, respectively. The guaranteed net book value of the equipment for bank loans was $4,929,854 and $2,044,850 at December 31, 2009 and 2008, respectively. The guaranteed net book value of the buildings for these bank loans was $2,919,223 and $510,636 at December 31, 2009 and 2008, respectively. (See Note 11)

NOTE 10 –Land use rights and land development, net

Land use rights, net as of December, 2009 and 2008 consisted of the following:

	December 31,
	2009	2008

Land use right	$1,479,419	$766,406
Land development	2,713,051	1,962,253
Less: Accumulated amortization	(137,674)	(71,665)

	$4,054,796	$2,656,994

Amortization expenses were $65,795 and $45,073 for the years ended December 31, 2009 and 2008, respectively. The guaranteed net book value of the lands for these bank loans was $3,937,461 and $574,982 at December 31, 2009 and 2008, respectively. (See Note 11) In order to expand production scale, Jinkai purchased new land use right for establishment of new production plants and production lines from 2008.

NOTE 11 –Short-term bank loans

Short-term bank loans as of December 31, 2009 and 2008 consisted of the following:

	December 31,
	2009	2008
Loan from China Construction Bank, with an interest rate of 4.779%, collateralized with Companies’ land and buildings, maturing on February 25, 2010	$1,316,328	$-
Loan from China Construction Bank, with an interest rate of 4.779%, collateralized with Companies’ land and buildings, and guaranteed by Suzhou Danuo foundry Co., Ltd., maturing on May 25, 2010	994,559	-
Loan from China Construction Bank, with an interest rate of 4.779%, collateralized with Companies’ land, buildings and equipments, maturing on May 26, 2010	1,053,063	-
Loan from Jiangsu Rural Commercial Bank, with an interest rate of 8.496%, collateralized with Companies’ equipments, maturing on May19, 2010	1,170,070	-
Loan from Jiangsu Rural Commercial Bank, with an interest rate of 8.496%, collateralized with Companies’ equipments, maturing on June 8, 2010	292,517	-
Loan from Jiangsu Rural Commercial Bank, with an interest rate of 7.776%, guaranteed by Suzhou Chenglian Investment and Guaranty Co., Ltd., maturing on April 20, 2010	292,517	-
Loan from Jiangsu Rural Commercial Bank, with an interest rate of 7.776%, guaranteed by Suzhou Chenglian Investment and Guaranty Co., Ltd., maturing on April 26, 2010	438,776	-
Loan from Jiangsu Rural Commercial Bank, with an interest rate of 8.496%, guaranteed by Suzhou Chenglian Investment and Guaranty Co., Ltd., maturing on November 17, 2010	731,294	-
Loan from Jiangsu Rural Commercial Bank, with an interest rate of 8.496%, guaranteed by Suzhou Chenglian Investment and Guaranty Co., Ltd., maturing on November 25, 2010	292,517	-
Loan from Jiangsu Rural Commercial Bank, with an interest rate of 5.31%, guaranteed by Suzhou Chenglian Investment and Guaranty Co., Ltd., maturing on November 19, 2010	292,517	-
Loan from Jiangsu Rural Commercial Bank, with an interest rate of 7.29%, guaranteed by Suzhou Chenglian Investment and Guaranty Co., Ltd., maturing on April 29, 2010	292,517	-
Loan from China Construction Bank, with an interest rate of 6.1065%, guaranteed by Suzhou Jinkai Textile Co., Ltd, maturing on February 3, 2010	146,259	-
Loan from China Construction Bank, with an interest rate of 5.841%, guaranteed by Suzhou Jinkai Textile Co., Ltd, maturing on August 16, 2010	914,117	-
Loan from Jiangsu Rural Commercial Bank, with an interest rate of 7.965%, guaranteed by Taicang Agriculture development Investment & Guaranty Co., Ltd., maturing on February 21, 2010	731,294	-
Loan from China Merchants Bank, with an interest rate of 5.31%, guaranteed by Xiang Tang Group, maturing on September 23, 2010	1,462,587	-
Loan from China Merchants Bank, with an interest rate of 5.841%, guaranteed by Suzhou Jinkai Textile Co., Ltd, maturing on November 11, 2010	1,901,364	-
Loan from China Construction Bank, with an interest rate of 7.47%, collateralized with Companies’ land, matured on May 28, 2009	-	992,092
Loan from China Construction Bank, with an interest rate of 7.47%, collateralized with Companies’ buildings and equipment, matured on July 10, 2009	-	1,313,064
Loan from Jiangsu Rural Commercial Bank, with an interest rate of 7.47%, collateralized with Companies’ deposit mortgage, matured on March 27, 2009	-	598,173
Loan from Jiangsu Rural Commercial Bank, with an interest rate of 8.7432%, collateralized with Companies’ equipments, matured on May 25, 2009	-	291,792
Loan from Jiangsu Rural Commercial Bank, with an interest rate of 8. 064%, collateralized with Companies’ equipments, matured on May 28, 2009	-	291,792
Loan from Jiangsu Rural Commercial Bank, with an interest rate of 8.064%, collateralized with Companies’ equipments, matured on June 15, 2009	-	218,844
Loan from Jiangsu Rural Commercial Bank, with an interest rate of 8.064%, collateralized with Companies’ equipments, matured on June 15, 2009	-	306,381
Loan from Jiangsu Rural Commercial Bank, with an interest rate of 8.064%, collateralized with Companies’ equipments, matured on June 18, 2009	-	291,792
Loan from Jiangsu Rural Commercial Bank, with an interest rate of 8.7432%, collateralized with Companies’ equipments and guaranteed by Suzhou Chenglian Investment and Guaranty Co., Ltd., matured on May 25, 2009	-	291,792
Loan from Jiangsu Rural Commercial Bank, with an interest rate of 8.064%, collateralized with Companies’ equipments and guaranteed by Suzhou Chenglian Investment and Guaranty Co., Ltd., matured on June 16, 2009	-	350,150
Loan from China Construction Bank, with an interest rate of 8.217%, guaranteed by Suzhou Jinkai Textile Co., Ltd, matured on January 30, 2009	-	145,896
Loan from China Construction Bank, with an interest rate of 7.659%, guaranteed by Suzhou Jinkai Textile Co., Ltd, matured on November 13, 2009	-	1,896,648
	$12,322,296	$6,988,416

The interest expenses for these bank loans were $664,670 and $572,767 for the years ended December 31, 2009 and 2008, respectively. The weighted average interest rates for these bank loans were 6.29% and 7.77% at December 31, 2009 and 2008, respectively. The loans’ terms are between five and twelve months. The net book value of the lands collateralized for these bank loans was $3,937,461 and $574,982 at December 31, 2009 and 2008, respectively. The net book value of the equipments collateralized for these bank loans was $4,929,854 and $2,044,850 at December 31, 2009 and 2008, respectively. The net book value of the buildings collateralized for these bank loans was $2,919,223 and $510,636 at December 31, 2009 and 2008, respectively.

NOTE 12 –Notes payable

The Companies issued certain notes payable to suppliers which are guaranteed by the banks. These notes payable were issued as replacements of the accounts payable. The terms of these draft notes payable vary depending on the negotiations with the suppliers. Typical terms are six months. On the maturity dates, the note holders present these notes to the banks to draw cash based on the note amounts. The Companies are subject to a bank fee of 0.05% on notes payable amounts.

The Companies are required to make a restricted security deposit between 30% and 100% of the face amount of the notes in the banks until the notes are settled. Cash restricted for this purpose amounted to $3,059,078 and $2,908,236, as of December 31, 2009 and 2008.

NOTE 13 –Other payables

Other payables as of December 31, 2009 and 2008 consisted of the following:

	December 31,
	2009	2008

Payable for purchasing equipment	$524,810	$1,040,692
Accrued expense	192,071	207,774
Payroll payable and welfare payables	149,028	186,830
Other tax payables	59,457	33,473

	$925,366	$1,468,769

NOTE 14 –Capital lease payable

In September 2009, the Companies signed a lease agreement with an equipment supplier under a capital lease arrangement. The arrangement entitles the Companies a right to purchase the leased high-speed stretch yarn machines at $0 at the end of the 3-year lease term. The installations for these machines were completed in December 2009. The leased assets were recorded under property plant and equipment at the lower of the present value of minimum lease payment and amortized over the estimated productive lives, which is normally 10 years, on a straight-line basis. Capital lease obligations at December 31, 2009 consisted of the following:

Capital lease obligation-current portion	$313,727
Capital lease obligation-long-term portion	485,540

Total capital lease obligation	$799,267

The following table sets out the remaining contractual maturities at the balance sheet date of the capital lease, which are based on contractual undiscounted cash flows (including interest payments computed using loan rate of the People’s Bank of China.) and the earliest date the Companies would be required to repay:

Amount

2010	$326,976
2011	316,226
2012	216,302
Total	859,504
Less: Amount representing interest	(60,237))
Total at present value	$799,2677

As of December 31, 2009, the gross amount of the equipment recorded under capital lease agreement was $1,011,849, depreciation expense for the year ended December 31, 2009 was $0.

NOTE 15 –Statutory reserve

The companies is required to allocate at least 10% of its after tax profits as determined under generally accepted accounting principal in the PRC to a statutory surplus reserve until the reserve balance reaches 50% of its registered capital. For the years ended December 31, 2009 and 2008, the company made appropriations to this statutory reserve of $481,506 and $168,744, respectively. The accumulated balance of the statutory reserve of the companies as of December 31, 2009 and December 31, 2008 was $685,367 and $203,861, respectively.

In accordance with the PRC laws and regulations, the Companies are restricted in their ability to transfer a portion of its net assets to the owners in the form of dividends, which amounted to $685,367 representing the amount of accumulated balance of statutory reserve of Jinkai and Hangyu attributable to the Companies, as of December, 31 2009.

NOTE 16 –Owners’ Equity

Owners’ Equity as of December 31, 2009 and 2008 consisted of the following:

	December 31, 2009			December 31, 2008
	Jinkai	Hangyu	Total	Jinkai	Hangyu	Total

Paid-in capital	$8,600,727	$2,279,343	$10,880,070	$8,600,727	$2,279,343	$10,880,070
Statutory reserve	648,519	36,848	685,367	186,977	16,884	203,861
Retained earnings	1,286,832	326,988	1,613,820	653,399	106,742	760,141
Accumulated other comprehensive income	1,154,573	298,917	1,453,490	1,135,975	283,819	1,419,794

Total owners' equity	$11,690,651	$2,942,096	$14,632,747	$10,577,078	$2,686,788	$13,263,866

NOTE 17 –Subsidy income

Subsidy income of $590,699 and $136,192 for the years ended December 31, 2009 and 2008, respectively, represented governmental subsidies received by the Companies from the local government as the innovation fund to the Companies who met the conditions of being the Technology Middle/Small Enterprise.

NOTE 18 –Income taxes

Income taxes expense for the years ended December 31, 2008 and 2009 represents PRC current income taxes. Income tax expenses of $1,531,547 and $595,491 were incurred for the years ended December 31, 2009 and 2008, respectively.

The Companies are subject to PRC Enterprise Income Tax (EIT) on the taxable income. According to PRC tax laws and regulations, the Companies are subject to EIT with the tax rate 25% since January 1, 2008.

Reconciliation between the statutory PRC EIT rate of 25% and the effective tax rate is as follows:

	Years Ended December 31,
	2009	2008
	%	%
Reconciling items:
PRC statutory tax rate	25	25
Non-taxable subsidy income	(5)	-
Non-deductable expenses	4	2

Effective tax rate	24	27

NOTE 19 –Related party transaction

The Company received repayment from owner Mr. Chen Jinle of $2,594,715 during the year ended December 31, 2008. The loan was non-interest bearing, and receivable upon the Company’s demand.

NOTE 20 –Concentrations and credit risks

As of December 31, 2009 and 2008, the Companies held cash in banks of $3,303,848 and $428,539, respectively that is uninsured by the government authority. To limit exposure to credit risk relating to deposits, the Companies primarily place cash deposits only with large financial institution in the PRC with acceptable credit rating.

The Companies’ operations are carried out in the PRC. Accordingly, the Companies’ business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC as well as by the general state of the PRC’s economy. The business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

No single customer accounted for 10% or more of the total sales for the years ended December 31, 2009 and 2008.

Three major suppliers accounted for 74% ($27,170,371) of the Companies’ inventory purchase for the year ended December 31, 2009. Three major suppliers accounted for 48% ($21,749,055) of the Companies inventory purchase for the year ended December 31, 2008. If these suppliers terminate their supply relationship with the Companies, the Companies may be unable to purchase sufficient raw material on acceptable terms, and finally the Companies’ financial results may be adversely affected.

NOTE 21 –Dividend

In December 2009, Jinkai declared and paid cash dividends in the amount of $3,469,369 to its owners.

In December 2008, Jinkai declared and paid cash dividends in the amount of $1,001,156 to its owners.

NOTE 22 – Commitments and contingencies

The following table sets forth the Companies' contractual obligations by specified categories as of December 31, 2009:

	Payment Due by Period
	Total	Less Than 1 Year	More Than 1 Year
Capital lease commitments	$859,504	$326,976	$532,528
Construction in progress	1,606,214	1,527,819	78,395
Total	$2,465,718	$1,854,795	$610,923

The Company is not currently a party to any legal proceeding, investigation or claim which, in the opinion of the management, is likely to have material adverse effect on the business, financial condition or results of operations.

The Companies has not recorded any legal contingencies as of December 31, 2009 and 2008.

NOTE 23 –Subsequent events

As of November 22, 2010, which is the date financial statements are available to be issued, management identified the following subsequent events:

On January 28, 2010, Mr. Chen Jinle and Mr. Chen Chenxu, the two shareholders of Hangyu, signed Share Transfer Agreements (the “Agreements”) with Jinkai respectively. Pursuant to the Agreements, Mr. Chen Jinle and Mr. Chen Chenxu transferred their total equity interest of Hangyu, representing 90% and 10%, respectively, to Jinkai as capital injection. Jinkai increased its registered capital from $8,600,727 (RMB66,000,000) to $10,880,070 (RMB84,000,000), Therefore, Hangyu became the wholly owned subsidiary of Jinkai since then.

On February 2, 2010, Zhongxian, a new subsidiary of Jinkai, was organized under the laws of People’s Republic of China (the “PRC”) with registered capital of $1,170,104 (RMB 8,000,000). On the date of inception, Jinkai owns 20% and Mr. Chen Jinle owns 30% of Zhongxian’s equity interest. In April 2010, Mr. Chen Jinle and another individual owner of Zhongxian transferred 10% and 25%, respectively, equity interest in Zhongxian to Jinkai for cash. Jinkai owns 55% equity interest of Zhongxian since then.

On November 20, 2010, a series of agreements (the “VIE Agreements”) were entered into among Jinkai and its owners and Taicang Kehui Consulting Service Limited (“Kehui”), providing Kehui the ability to control Jinkai, including its financial interest as described below. Thus, Jinkai became a contractually controlled subsidiary of Kehui (the “Reorganization”).

Entrusted Management Agreement – Pursuant to this entrusted management agreement among Kehui, the Jinkai’s shareholders and Jinkai (the “Entrusted Management Agreement”), Jinkai and its shareholders agreed to entrust the operations and management of the business to Kehui. Under the Entrusted Management Agreement, Kehui will manage Jinkai’s operations and assets, control all of Jinkai's cash flow through an entrusted bank account, will be entitled to Jinkai's net profits as a management fee, and will be obligated to pay all Jinkai payables and loan payments. The Entrusted Management Agreement will remain in effect until Kehui acquires all of the assets or equity of Jinkai. Prior to that acquisition, Jinkai will own all assets. Jinkai will continue to be the contracting party under its customer contracts, banks loans and certain other assets until such time as those may be transferred to Kehui.

Shareholders’ Voting Proxy Agreement  – Under the shareholders' voting proxy agreement among the Jinkai shareholders and Kehui, the Jinkai shareholders irrevocably and exclusively appointed the members of Kehui’s board of directors as their proxies to vote on all matters that require Jinkai shareholder approval.

Exclusive Option Agreement – Under the exclusive option agreement among Kehui, Jinkai and the Jinkai shareholders (the “Exclusive Option Agreement”), the Jinkai shareholders have granted Kehui an irrevocable and exclusive purchase option (the “Option”) to acquire Jinkai’s equity and/or remaining assets. The consideration for the exercise of the Option is to be determined by the parties and memorialized in future, definitive agreements setting forth the kind and value of such consideration. To the extent Jinkai shareholders receive any of such consideration, the Option requires them to transfer (and not retain) the same to Jinkai or Kehui.

Share Pledge Agreement – Under the share pledge agreement among Kehui and the Jinkai shareholders (the “Share Pledge Agreement”), the Jinkai shareholders have pledged all of their equity interests in Jinkai, including the proceeds thereof, to guarantee all of Kehui's rights. Prior to termination of the Share Pledge Agreement, the pledged equity interests cannot be transferred without Kehui's prior written consent.

Kehui was incorporated under the laws of PRC as the wholly owned subsidiary of Triple Success Holding LLC (“Triple Success “) on October 22, 2010. Triple Success was incorporated in United State of America as a limited liability company on May 25, 2010, which was a wholly owned subsidiary of Golden Stone Rising Limited (“Golden Stone”). Golden Stone is a corporation in British Virgin Islands (“ BVI ”) which was incorporated on June 22, 2010. Golden Stone, Triple Success and Kehui are collectively referred to as the “Control Group”.

As a result of these VIE Arrangements, Kehui maintained the ability to approve decision made by Jinkai and was entitled to substantially all of the economic benefits of Jinkai. Therefore, the Kehui consolidates Jinkai from the date of the agreements in accordance with ASC 810-10. Jinkai’s controlling shareholder also substantially owned more than 50% of Golden Stone at November 20, 2010. Golden Stone and Jinkai were considered under common control at the date of Reorganization. Therefore the Reorganization will be accounted for as a transaction between entities under common control in a manner similar to pooling of interests.

The unaudited financial statements of Golden Stone as of September 30, 2010 were as below.

September 30, 2010
(Unaudited)
Assets
Cash and cash equivalents	$70,464
Total Assets	$70,464

Liabilities and Shareholders’ Equity
Current liabilities:
Due to shareholder	$70,464
Total liabilities	70,464

Shareholders’ equity:
Common stock ($.05 par value, 29,000 shares authorized, and 29,000 shares issued and outstanding as of September 30, 2010)	1,450
Subscription receivable	(1,450)
Total shareholders’ equity	-

Total Liabilities and Shareholders’ Equity	$70,464

There was no income or expenses in Golden Stone from the inception through September 30, 2010.

The following pro forma balance sheet of Golden Stone as of December 31, 2009 has been derived from the balance sheets of Jinkai, Kehui, and adjusts such information to give the effect of the VIE agreements as if it would have existed and Golden Stone would have existed on December 31, 2009.  The pro forma balance sheet is presented for informational purposes only and does not purport to be indicative of the financial condition that would have resulted if the Reorganization would have existed on December 31, 2009.

Pro Forma December 31, 2009
(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$3,303,848
Restricted cash	3,059,078
Notes receivable	2,600,480
Accounts receivable	6,404,518
Advance to suppliers	1,084,251
Inventories	4,532,761
Prepaid expenses	26,327
Loans to third parties	65,163
,
Total current assets	21,076,426

Property plant and equipment, net	14,996,723
Land use rights and land development, net	4,054,796

Total Assets	$40,127,945

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term bank loans	$12,322,296
Notes payable	9,822,734
Accounts payable	589,376
Advances from customers	552,932
Income tax payable	483,227
Other payables	925,366
Capital lease payable-current portion	313,727

Total current liabilities	25,009,658

Capital lease payable-long-term portion	485,540
Total Liabilities	25,495,198

Shareholders’ Equity:
Common stock ($.05 par value, 29,000 shares authorized, and 29,000 shares issued and outstanding  ~~as of September 30, 2010~~ )	1,450
Additional paid-in capital	10,878,620
Statutory reserve	685,367
Retained earnings	1,613,820
Accumulated other comprehensive income	1,453,490
Total Shareholders’ Equity	14,632,747

Total Liabilities and Shareholders’ Equity	$40,127,945